                                                                    EXHIBIT 99.2





                      AMENDED AND RESTATED PROMISSORY NOTE

                                                              New York, New York
$20,000,000                                                        May 8th, 1998

     WHEREAS, PAYEE (hereinafter defined), is the lawful owner and holder of that certain Note dated June 5, 1997 (the "Original Note") which evidences the indebtedness of MEI Holdings, L.P., a Delaware limited partnership (hereinafter referred to as "Maker"), in the total existing outstanding principal amount of $10,000,000; and

     WHEREAS, Maker and Payee desire to amend and restate the terms and conditions of the Original Note in its entirety, in the manner hereinafter set forth, and to replace the Original Note with this Note.

     NOW, THEREFORE, by Maker's execution and delivery, and Payee's acceptance of delivery from Maker, of this Note, this Note is deemed to amend, modify and restate the Original Note and the Original Note is hereby amended, modified and restated in its entirety, and consolidated, so that the terms, covenants, agreements, rights, obligations and conditions contained in this Note shall supersede and control the terms, covenants, agreements, rights, obligations and conditions of the Original Note, as follows:


     FOR VALUE RECEIVED, Maker having its principal place of business at c/o The Hampstead Group, Texas Commerce Tower, 2200 Ross Ave., Suite 4200-W, Dallas, Texas 75201, promises to pay to the order of NOMURA ASSET CAPITAL CORPORATION, a Delaware corporation, at its principal place of business at Two World Financial Center, Building B, New York, New York 10281 (hereinafter referred to as "Payee"), or at such place as the holder hereof may from time to time designate in writing, the principal sum of TWENTY MILLION AND NO/100 DOLLARS ($20,000,000.00), in lawful money of the United States of America, with interest thereon to be computed on the unpaid principal balance from time to time outstanding at the Applicable Interest Rate (as hereinafter defined) for each interest period, and to be paid in installments as follows:

               Maker shall pay interest, in arrears, on June 1, 1998 and, thereafter, for each one month interest period (or portion thereof) from and including the first Business Day (hereinafter defined) of each calendar month to but excluding the first Business Day of the immediately succeeding calendar month, on the first day of each calendar month during the term hereof

               (or if such day is not a Business Day, the next day which is a Business Day).

The balance of said principal sum together with all accrued and unpaid interest thereon shall be due and payable on September 30, 1998 (the "Maturity Date"). Interest on the principal sum of this Note shall be calculated on the basis of the actual number of days elapsed and a three hundred sixty (360) day year. All amounts due under this Note shall be payable without setoff, counterclaim or any other deduction whatsoever and are payable without relief from valuation and appraisement laws and with all expenses, costs and charges incurred in collection or enforcement hereof, including, without limitation, attorneys' fees and court costs.

               1. The term "Applicable Interest Rate" as used in this Note shall mean a rate per annum equal to LIBOR (as defined on Exhibit A) plus 350 basis points. The Applicable Interest Rate for each one-month interest period shall be determined monthly on the Determination Date (as defined on Exhibit A) immediately preceding such interest period.

               2. This Note is evidence of that certain loan made by Payee to Maker contemporaneously herewith (the "Loan") and is executed pursuant to, and is subject to, the terms and conditions of that certain Amended and Restated Loan Agreement executed the date hereof between Maker and Payee (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement"). This Note is (x) secured by, among other things that certain Amended and Restated Pledge and Security Agreement, dated June 27, 1997, as amended by that certain Amendment To Amended And Restated Pledge And Security Agreement, dated the date hereof each between Maker and Payee (the "Pledge") and other Loan Documents (as defined in the Loan Agreement) and (y) guarantied by that certain Guaranty executed by Malibu Centers, Inc., dated as of June 27, 1997, as such guaranty has been reaffirmed by that certain Reaffirmation of Guaranty, dated the date hereof (collectively, the "Guaranty"). Reference is made to the Pledge, the Guaranty and the other Loan Documents for a description of the nature and extent of the security afforded thereby, the rights of the holder hereof in respect of such security, the terms and conditions upon which this Note is secured and the rights and duties of the holder of this Note. The holder of this
Note is entitled to the benefits of the Pledge, the Guaranty and the other Loan Documents and may enforce the agreements contained therein and exercise the remedies provided therein or otherwise in respect thereof, all in accordance with the terms thereof. No reference herein to any of the Pledge, the Guaranty and the other Loan Documents and no other provision of this Note or of the Pledge, the Guaranty or the other Loan Documents shall alter or impair the obligation of Maker, which is absolute and unconditional, to pay the principal of and interest on this Note at the time and place and at the rates and in the monies and funds described herein. All of the agreements, conditions, covenants, provisions and stipulations contained in the Pledge, the Guaranty and the other Loan Documents which are to be kept and performed by Maker are by this reference hereby made part of this Note to the same extent and with the same force and effect as if they were fully set forth in this Note, and Maker covenants and agrees to keep and perform the same, or cause the same to be kept and performed, in accordance with their terms. All capitalized terms not otherwise defined herein shall have the meaning set forth in the Loan Agreement.

               3. If any sum payable under this Note is not paid on the date on which it is due, Maker shall pay to Payee upon demand an amount equal to the lesser of three percent (3%) of such unpaid sum or the maximum amount permitted by applicable law in order to defray a portion of the expenses incurred by Payee in handling and processing such delinquent payment and to compensate Payee for the loss of the use of such delinquent payment. If the day when any payment required under this Note is due is not a Business Day, then payment shall be due on the first Business Day thereafter. The term "Business Day" shall mean a day other than (i) a Saturday or Sunday, or (ii) any day on which national banks in New York, New York are not open for business.

               4. The whole of the principal sum of this Note, together with all interest accrued and unpaid thereon and all other sums due hereunder and under the other Loan Documents (all such sums hereinafter collectively referred to as the "Debt"), or any portion thereof, shall without notice become immediately due and payable at the option of Payee if any payment required in this Note is not paid on the date on which it is due (after giving effect to any applicable grace periods) or upon the happening of any other Event of Default (as defined in the Loan Agreement). In the event that it should become necessary to employ counsel to collect or enforce the Debt or to protect or foreclose the security therefor, Maker also shall pay on demand all costs of collection incurred by Payee, including, without limitation, reasonable attorneys' fees, and costs reasonably incurred for the services of counsel whether or not suit be brought.

               5. Maker does hereby agree that upon the occurrence of an Event of Default, Payee shall be entitled to receive and Maker shall pay to Payee interest on the entire unpaid principal sum of this Note and any other amounts (including interest to the extent permitted by applicable law) due at the Default Rate (as defined in the Loan Agreement). Interest at the Default Rate shall be computed from the occurrence and during the continuance of the Event of Default until the actual receipt and collection of the Debt (or that portion thereof that is then due). Interest at the Default Rate, to the extent not paid, shall be added to the Debt and shall be secured by the Pledge. This paragraph, however, shall not be construed as an agreement or privilege to extend the date of payment of the Debt, nor as a waiver of any other right or remedy accruing to Payee by reason of the occurrence of any Event of Default.


               6. This Note may be prepaid in accordance with Section 2.3 of the Loan Agreement.

               7.    INTENTIONALLY DELETED.

               8. It is expressly stipulated and agreed to be the intent of Maker and Payee at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Payee to contract for, charge, take, reserve or receive a greater amount of interest than under state law) and that this paragraph shall control every other covenant and agreement in this Note, the Loan Agreement, the Pledge and the other Loan Documents. If the applicable law (state or federal) is ever judicially interpreted so as to render usurious any amount called for under this Note, the Loan Agreement, the Pledge or any of the other Loan Documents or contracted for, charged, taken, reserved or received with respect to the Debt, or if Payee's exercise of the option to accelerate the Maturity Date or any prepayment by Maker results in Maker having paid any interest in excess of that permitted by applicable law, then it is Maker's and Payee's express intent that all excess amounts theretofore collected by Payee shall be credited on the principal balance of this Note and all other Debt and the provisions of this Note, the Loan Agreement, the Pledge and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid or agreed to be paid to Payee for the use, forbearance or detention of the Debt shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full stated term of the Debt until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate from time to time in effect and applicable to the Debt for so long as the Debt is outstanding.

               9. (a) The liability and obligation of Maker hereunder are full recourse obligations of Maker. Anything contained herein, or in any other Loan Document to the contrary notwithstanding, no recourse shall be had for the obligations against any shareholder, partner, agent, director, officer, or employee of Maker. It is understood that the preceding sentence shall not (A) in the event of any malfeasance, such as fraud, misappropriation of funds or intentional misrepresentation, estop the Payee from instituting or prosecuting a legal action or proceeding or otherwise making a claim against the person or persons committing such malfeasance, (B) constitute a waiver, release or discharge of any Obligation, and the same shall continue until paid or discharged in full or, (C) affect the validity or enforceability of any guaranty made in connection with the Loan or any of the rights and remedies of Payee thereunder.

               (b) Notwithstanding anything to the contrary contained in this Note, the Loan Agreement, the Pledge or any of the other Loan Documents: (i) Payee shall not be deemed to have waived any right which Payee may have under Sections 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy
Code to file a claim for the full amount of the Debt secured by the Pledge or to require that all collateral shall continue to secure all of the Debt owing to Payee in accordance with the Loan Documents.

               10. This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Maker or Payee, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought. Whenever used, the singular number shall include the plural, the plural the singular, and the words "payee" and "maker" shall include their respective successors, assigns, heirs, executors and administrators. If Maker consists of more than one person or party, the obligations and liabilities of each such person or party shall be joint and several.

               11. Maker and all others who may become liable for the payment of all or any part of the Debt do hereby severally waive presentment and demand for payment, notice of dishonor, protest, notice of protest, notice of nonpayment, notice of intent to accelerate the maturity hereof and notice of acceleration. No release of any security for the Debt or any person liable for payment of the Debt, no extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of the Loan Documents made by agreement between Payee and any other person or party shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Maker and any other person or party who may become liable under the Loan Documents for the payment of all or any part of the Debt.

               12. The remedies of the holder hereof as provided in this Note or in the Pledge, the Guaranty or the other Loan Documents shall be cumulative and concurrent, and may be pursued singly, successively, or together at the sole discretion of the holder hereof, and may be exercised as often as occasion therefor shall occur; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof. Nothing herein contained shall be construed as limiting the holder of this Note to the remedies mentioned above.

         13. Maker (and the undersigned representative of Maker, if any) represents that Maker has full power, authority and legal right to execute, deliver and perform its obligations pursuant to this Note, the Loan Agreement, the Pledge and the other Loan Documents and that this Note, the Loan Agreement, the Pledge and the other Loan Documents constitute valid and binding obligations of Maker subject to applicable bankruptcy, insolvency, reorganization and similar laws affecting rights of creditors generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or law).

         14. If any term or provision of this Note or the application thereof to any person or circumstance shall to any extent be invalid, illegal or unenforceable, the remainder of this Note or the application of such term or provision to persons or circumstances other than those as to which it is invalid, illegal or unenforceable shall not be affected thereby.

         15. Payee is hereby authorized to endorse on a schedule attached to this Note (or on a continuation of such schedule attached to this Note and made a part thereof) an appropriate notation evidencing the date and amount of the Additional Advance (as defined in the Loan Agreement). Such schedule shall, absent manifest error, constitute prima facie evidence of the accuracy of the information contained therein. The failure of the Payee to make a notation on the schedule to this Note as aforesaid shall not affect the obligations of the Maker hereunder or under this Note or any other Loan Document in any respect. All of the advances of the principal amount of this Note shall collectively constitute one general obligation of the Maker to the Payee.

         16. All notices or other communications required or permitted to be given pursuant hereto shall be given and shall be effective in the manner specified in the Loan Agreement, directed to the parties at their respective addresses as provided therein.

         17. MAKER HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF AN ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY MAKER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. PAYEE IS HEREBY AUTHORIZED

TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY MAKER.

         18. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF
LAWS) AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

         Maker has duly executed this Promissory Note the day and year first above written.

                            MEI HOLDINGS, L.P., a Delaware limited partnership

                                By: MEI GENPAR, L.P., its general partner

                                    By: HH GenPar Partners, its general partner

                                        By: Hampstead Associates, Inc., a
                                            managing general partner

                                        By:    /s/ KYM IRVIN
                                              ---------------------------------
                                              Name:  KYM IRVIN
                                              Title: Authorized Representative

         Pay to the order of ______________________________, without recourse.

                            NOMURA ASSET CAPITAL CORPORATION,
                            a Delaware corporation

                            By:
                                ----------------------------------------------
                                Name:
                                Title:

         Maker has duly executed this Promissory Note the day and year first above written.

                            MEI HOLDINGS, L.P., a Delaware limited partnership

                                By:  MEI GENPAR, L.P., its general partner

                                     By:   HH GenPar Partners, its general
                                           partner

                                           By:   Hampstead Associates, Inc., a
                                                 managing general partner

                                           By:
                                               --------------------------------
                                               Name:
                                               Title:

                            NOMURA ASSET CAPITAL CORPORATION,
                            a Delaware corporation

                                By:  /s/ CHRISTOPHER M. TIERNEY
                                    -------------------------------------------
                                    Name:    Christopher M. TIERNEY
                                    Title:   Vice President

         Pay to the order of ______________________________, without recourse.

                            NOMURA ASSET CAPITAL CORPORATION,
                            a Delaware corporation

                                By:
                                    -------------------------------------------
                                    Name:
                                    Title:

                                                                       EXHIBIT A

                                   DEFINITIONS

                   "DETERMINATION DATE" shall mean the date which is two Eurodollar Business Days prior to the first day of a calendar month.

                   "EURODOLLAR BUSINESS DAY" shall mean a Business Day on which banks in the City of London, England, are open for interbank or foreign exchange transactions.
                   "LIBOR" shall mean the rate (expressed as a percentage per annum) for deposits in U.S. dollars, for a one-month period, that appears on Telerate Page 3750 (or the successor thereto) as of 11:00 a.m., London, England time, on the related Determination Date. If such rate does not appear on Telerate Page 3750 as of 11:00 a.m., London, England time, on the related Determination Date, LIBOR shall be the arithmetic mean of the offered rates (expressed as a percentage per annum) for deposits in U.S. dollars for a one-month period that appear on the Reuters Screen LIBOR Page as of 11:00 a.m., London, England time, on such Determination Date, if at least two such offered rates so appear. If fewer than two such offered rams appear on the Reuters Screen LIBOR Page as of 11:00 a.m., London, England time, on such Determination Date, Payee shall request the principal London, England office of any four major reference banks in the London interbank market selected by Payee to PROVIDE SUCH bank's offered quotation (expressed as a percentage per annum) to prime banks in the London interbank market for deposits in U.S. dollars for a one-month period as of 11:00 a.m., London, England time, on such Determination Date, for amounts of not less than U.S. $1,000,000. If at least two such offered quotations are so provided, LIBOR shall be the arithmetic mean of such quotations. If fewer than two such offered quotations are so provided, Payee shall request any three major banks in New York City selected by Payee to provide such bank's rate (expressed as a percentage per annum) for loans in U.S. dollars to leading European banks for a one-period as of approximately 11:00 a.m., New York City time, on the applicable Determination Date for amounts of not less than U.S. $1,000,000. If at least two such rates are so provided, LIBOR shall be the arithmatic mean of such rates. If fewer than two such rates are so provided, then LIBOR shall be LIBOR as in effect on the Eurodollar Business Day immediately preceding the applicable Determination Date. LIBOR shall be determined in accordance with this paragraph by Payee or its agent.

                                                                      SCHEDULE A



Date of Additional Advance                             Amount of Additional Advance
--------------------------                             ----------------------------
